                                                                   Exhibit 3.109

                            ARTICLES OF ORGANIZATION
                                       OF
                      WEST VILLAGE GYM AT THE ARCHIVES LLC

       (Under Section 203 of the New York Limited Liability Company Law)

FIRST: The name of this limited liability company is: West Village Gym at the Archives LLC.

SECOND: The county within this state in which the office of the limited liability company is to locate is: New York.

THIRD: The latest date on which the limited liability company is to dissolve is December 31, 2097.

FOURTH: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or her is: 88 University Place, 11th Floor, New York, New York 10003.

FIFTH: The effective date of these Articles of Organization is the date of filing.

SIXTH:    This limited liability company is to be managed by its members.

     IN WITNESS WHEREOF, this certificate has been subscribed this 14 day of November, 1997, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

                                        /s/ Doug Levine
                                        --------------------------------------
                                        Doug Levine, Organizer
                                        88 University Place, 11th Floor
                                        New York, New York 10003

                            ARTICLES OF ORGANIZATION

                                       OF

                      WEST VILLAGE GYM AT THE ARCHIVES LLC



   RECEIVED                                                        FILED
Nov 19 4:33 PM '97                                           Nov 20 9:01 AM '97





        UNDER SECTION 203 OF THE NEW YORK LIMITED LIABILITY COMPANY LAW


                                                  STATE OF NEW YORK
                                                 DEPARTMENT OF STATE
                                                  FILED Nov 20 1997
                                                  TAX $ --
                                                  BY /s/ (ILLEGIBLE)



                                    COUNSEL:

                              PENNIE & EDMONDS LLP

                              3300 HILLVIEW AVENUE

                            PALO ALTO, CA 94304-1203